Exhibit 10.2

OPTION AGREEMENT

This Option Agreement is made and entered into this 8th day of March, 2022, by and between BIO-key International, Inc., a Delaware corporation (the “Buyer”), and Alex Rocha (the “Seller”).

RECITALS

A.

Buyer, Seller, and Swivel Secure Europe, S.A., a company incorporated under the laws of Spain (Company No. ES A87886347) (”Swivel Secure”), are parties to that certain Stock Purchase Agreement dated February 2, 2022 (the “Purchase Agreement”), pursuant to which Buyer agreed to purchase and Seller agreed to sell all of the issued and outstanding shares of capital stock of Swivel Secure;

B.

Pursuant to Section 5.11 of the Purchase Agreement, Buyer and Seller agreed to enter into this Option Agreement providing for Buyer to purchase 100% of the equity interests in or 100% of the assets of Swivel Aman – FZCO, a United Arab Emirates Free Zone Company (the “Company”); and

C.	Seller owns 100 % of the equity interests of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.    GRANT OF OPTION. The Seller hereby grants to the Buyer, or its designee or assignee, the exclusive right and option to be exercised on or before the end of the Option Term to purchase 100% of the equity interests in the Company (the “Equity Interests”) or up to 100% of the assets of the Company (the “Assets”), as determined by Buyer, its designee or assignee, as applicable, in its sole and absolute discretion.

2.    PURCHASE PRICE. If the option is exercised, the purchase price for the Equity Interests or Assets, as applicable, shall be One Dollar ($1.00). All dollar figures or $ herein shall refer to lawful currency of the United States.

3.    EXERCISE OF OPTION. The option shall be deemed fully exercised if written notice of election to exercise is given by the Buyer, its designee or assignee, to the Seller by delivery of such notice to the Seller at the address set forth next to the Seller's signature at the end of this Option Agreement at any time on or before the Option Termination Date.

4.    NEGATIVE COVENANTS. Prior to the earlier of the exercise or expiration of this option, Seller shall not, and shall not agree to, sell, assign, gift, transfer or otherwise dispose of any of the Equity Interests. Prior to the earlier of the exercise or expiration of this option, the Company shall not, and shall not agree to (a) sell, assign, gift, transfer or otherwise transfer any Assets except in the ordinary course of business consistent with past practice or (b) issue, sell, distribute or grant any equity interest in the Company or any option, warrant or other right to purchase any equity interest in the Company.

5.    AFFIRMATIVE COVENANT. In the event that Buyer, its designee or assignee determines to exercise this option to purchase the Assets, Seller shall take, and shall cause the Company to take, all actions, execute and deliver all such documents, instruments, conveyances and assurances, and take all such further actions as may be reasonably required to transfer the Assets to Buyer, its designee or assignee and give effect to the transactions contemplated by this Option Agreement.

6.    DATE OF CLOSING. From and after delivery of the notice of election set forth in Section 3, the parties hereto shall, and shall cause their respective affiliates to, use commercially reasonable efforts to close the purchase and sale of the Equity Interests or Assets as soon as reasonably practicable after delivery of such notice of election.

7.    OPTION TERM. The term of the option ( the “Option Term”) shall commence on the date hereof and shall terminate at midnight, February 2, 2025 (the “Option Termination Date”).

8.    CLOSING DOCUMENTS. Subject to performance by the Buyer and the Seller of their respective obligations hereunder, the Buyer, or its designee or assignee, as applicable, shall execute, as necessary, and deliver at the closing, documents standard and customary to evidence a transaction of this nature, and any other agreements documents, instruments, conveyances and assurances as Buyer, its designee or assignee reasonably request, and take all such further actions as Buyer, its designee or assignee determine are reasonably required to transfer the Assets or Equity Interests to Buyer, its designee or assignee and give effect to the transactions contemplated by this Option Agreement.

9.    FURTHER ASSURANCES. Each of the parties hereto shall, and shall cause their respective affiliates designees or assigns to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Option Agreement and give effect to the transactions contemplated by this Option Agreement.

10.    NO PARTNERSHIP OR JOINT VENTURE CREATED HEREBY. Nothing in this Option Agreement shall be interpreted as creating a partnership or joint venture between the Buyer and the Seller.

11.    ENTIRE AGREEMENT; INCORPORATION. This Option Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to such subject matter. The recitals are incorporated by reference as if set forth herein.

12.    SUCCESSORS AND ASSIGNS. Seller may not assign this Option Agreement or its rights under this Option Agreement without the prior written consent of the Buyer. Buyer may assign this Option Agreement and its rights under this Option Agreement to any person without the consent of Seller. This Option Agreement, and the rights and obligations of the parties, shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.

13.    AMENDMENT, MODIFICATION, AND WAIVER. No amendment, modification, or waiver of any condition, provision, or term shall be valid or of any effect unless made in writing, signed by the party or parties to be bound or a duly authorized representative, and specifying with particularity the extent and nature of such amendment, modification, or waiver. Any waiver by any party of any default of another party shall not affect or impair any right arising from any subsequent default.

14.    SEVERABLE PROVISIONS. Each provision, section, sentence, clause, phrase, and word of this Option Agreement is intended to be severable. If any provision, section, sentence, clause, phrase, or word hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Option Agreement which remainder shall be valid and enforceable to the fullest extent permitted by applicable law.

15.   CAPTIONS, HEADINGS, OR TITLES. All captions, headings, or titles in the paragraphs or sections of this Option Agreement are inserted for convenience of reference only and shall not constitute a part of this Option Agreement as a limitation of the scope of the particular paragraphs or sections to which they apply.

16.    ATTORNEYS’ FEES. If any party institutes any action to interpret or enforce this Option Agreement, or to recover damages for breach of this Option Agreement, the prevailing party shall be entitled to recover costs of suit or arbitration and to recover actual and reasonable attorneys’ fees.

17.    NEW JERSEY LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey.

18.    COUNTERPARTS. This Option Agreement may be executed in counterparts, including via electronic means, each of which shall be deemed an original for all purposes, and both of which together shall constitute and be deemed one and the same agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date set forth above.

Dated as of the date first set forth above.

Seller’s address:	SELLER:

Calle Punto Mobi 4
28805 Alcala de Henares
Madrid, Spain	/s/ Alex Rocha
ALEX ROCHA

Buyer’s address	BUYER:

3349 Highway 138
Building A, Suite E
Wall, NJ 07719	BIO-KEY INTERNATIONAL, INC.

By:/s/ Michael DePasquale
Name: Michael DePasquale
Title: Chief Executive Officer